Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-285345) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan;
(2)
Registration Statement (Form S-8 No. 333-277276) pertaining to the 2020 Equity Incentive Plan, the 2020 Employee Stock Purchase Plan, and the 2024 Inducement Equity Incentive Plan;
(3)
Registration Statement (Form S-8 No. 333-270792) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan;
(4)
Registration Statement (Form S-8 No. 333-263907) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan;
(5)
Registration Statement (Form S-8 No. 333-254735) pertaining to the 2020 Equity Incentive Plan and the 2020 Employee Stock Purchase Plan; and
(6)
Registration Statement (Form S-8 No. 333-248910) pertaining to the 2020 Equity Incentive Plan, the 2020 Employee Stock Purchase Plan, and the 2014 Equity Incentive Plan, as amended, of LeonaBio, Inc.

of our report dated March 31, 2026, with respect to the consolidated financial statements of LeonaBio, Inc., included in this Annual Report (Form 10-K) of LeonaBio, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Seattle, Washington

March 31, 2026